UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANAPLAN, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

ANAPLAN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38698	27-0897861
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Litigation Related to the Merger

On May 2, 2022, Anaplan, Inc. (“Anaplan” or the “Company”) filed a Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Merger Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 20, 2022, by and among Anaplan, Alpine Parent, LLC, a limited liability company (“Parent”), and Alpine Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Parent and Merger Sub were formed by an affiliate of the private equity investment firm Thoma Bravo, LP (“Thoma Bravo”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Anaplan (the “Merger”), and Anaplan will become a wholly owned subsidiary of Parent. The special meeting of Anaplan stockholders (the “Special Meeting”) will be held virtually on June 9, 2022, at 8:00 a.m. Pacific time, to act on the proposal to adopt the Merger Agreement, as disclosed in the Proxy Statement.

On April 27, 2022, May 2, 2022, May 3, 2022, May 4, 2022, May 5, 2022, and May 20, 2022, lawsuits were filed alleging that the Preliminary Proxy Statement filed on April 21, 2022 and/or the Proxy Statement omitted material information that rendered those documents incomplete or misleading. The lawsuits, each filed by a purported stockholder of Anaplan in an individual capacity and/or on behalf of all others similarly situated, were filed in federal court and are captioned Ryan O’Dell v. Anaplan, Inc., et al., No. 1:22-cv-03427 (S.D.N.Y.), Donald Post v. Anaplan, Inc., et al., No. 1:22-cv-03541 (S.D.N.Y.), Tim Custer v. Anaplan, Inc., et al., No. 1:22-cv-02535-DG-RLM (E.D.N.Y.), Matthew Whitfield v. Anaplan, Inc., et al., No. 1:22-cv-02551 (E.D.N.Y.), Marc Waterman v. Anaplan, Inc., et al., No. 2:22-cv-01753-CDJ (E.D. Pa.), and Catherine Coffman v. Anaplan, Inc., et al., No. 1:22-cv-04147 (S.D.N.Y.). As a result of the alleged omissions, the lawsuits seek to hold Anaplan and/or its directors liable for violating Sections 14(a) and 20(a) of the Exchange Act, including Rule 14a-9 promulgated thereunder, and for breaching their fiduciary duty. The lawsuits seek, among other relief, an order enjoining completion of the merger, rescission of the merger in the event it is consummated, and damages.

On May 13, 2022, May 19, 2022, May 20, 2022, and May 21, 2022, Gregory Crawford, Susan Finger, Anthony Morgan, David Morgan, and Paul Berger, purported stockholders of Anaplan, sent demand letters to Anaplan also alleging that the Proxy Statement omitted material information that rendered it false and misleading or otherwise had disclosure deficiencies (the “demand letters”). The demand letters demand corrective disclosure to the Proxy Statement.

Anaplan believes that the lawsuits and the demand letters are without merit and that no supplemental disclosures are required under applicable law. However, in order to avoid nuisance, potential expense, and delay from the lawsuits and the demand letters and to provide additional information to the stockholders of Anaplan and without admitting any liability or wrongdoing, Anaplan has determined to voluntarily supplement the Proxy Statement with the disclosures set forth herein. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. Anaplan specifically takes the position that no further disclosure of any kind is required to supplement the Proxy Statement under applicable law.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, which should be carefully read in its entirety. To the extent information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The below supplemental disclosure follows the fifth sentence of the second paragraph on page 39 of the Proxy Statement, which describes certain non-disclosure agreements the Company entered into with potential counterparties:

The non-disclosure agreement Anaplan entered into with Thoma Bravo was substantially similar to those non-disclosure agreements Anaplan entered into with Private Equity Firm A, Private Equity Firm B, Private Equity Firm C, Private Equity Firm D, Private Equity Firm E, Strategic Firm A, Strategic Firm B and Strategic Firm C; however the non-disclosure agreement with Strategic Firm B did not contain a standstill provision and the non-disclosure agreement with Strategic Firm C did not contain a standstill provision or non-solicitation provision. The standstill provisions that Anaplan entered into pursuant to these non-disclosure agreements generally provided for such provision terminating on the second business day following a recommendation by the Anaplan Board that Anaplan’s stockholders tender or exchange their shares in a bona fide tender or exchange offer or the public announcement that Anaplan entered into a definitive agreement with a third party resulting in such third party owning more than 50% of Anaplan’s capital stock or a sale of all or substantially all of Anaplan’s assets. In addition, the non-disclosure agreement Anaplan entered into with Strategic Firm D was more narrowly focused on the use and disclosure of confidential information than the other non-disclosure agreements Anaplan entered into with the foregoing firms and did not contain a standstill provision or non-solicitation provision.

The below supplemental disclosure follows the end of the second paragraph on page 39 of the Proxy Statement, which describes the interactions between representatives of Anaplan management and potential counterparties:

In connection with Anaplan’s strategic review process, Anaplan’s representatives did not discuss with the potential counterparties the future employment or compensation of Anaplan management or directors following any potential sale transaction, if agreed upon. In addition, the non-binding letters of intent received from Thoma Bravo, Private Equity Firm A, Private Equity Firm C and Private Equity Firm E did not request the retention of Anaplan management or directors or require their participation as an equityholder following any potential sale transaction, if agreed upon.

The below supplemental disclosure replaces the second paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 57 of the Proxy Statement:

Goldman Sachs derived a range of illustrative enterprise values for Anaplan by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Anaplan the net debt of Anaplan of ($284.6) million as of January 31, 2022 and added the $168 million in net present value of cash tax savings from federal net operating losses, as provided by the management of Anaplan and approved for Goldman Sachs’ use by the management of Anaplan, to derive a range of illustrative equity values for Anaplan. Goldman Sachs then divided the range of illustrative equity values it derived by a range of 161.3 million to 161.7 million fully diluted outstanding shares of Anaplan, as provided by the management of Anaplan and approved for Goldman Sachs’ use by management of Anaplan, calculated using the treasury stock method, to derive a range of illustrative present values per share of Anaplan common stock ranging from $52.00 to $80.71.

The below supplemental disclosure replaces the fifth and sixth sentences of the first paragraph under the heading “Illustrative Present Value of Future Share Price Analysis” on page 57 of the Proxy Statement:

Goldman Sachs then subtracted the amount of Anaplan’s forecasted net debt (defined as gross financial debt less cash) of ($308) million as of January 31, 2023, ($346) million as of January 31, 2024 and ($470) million as of January 31, 2025, in each case as provided by the management of Anaplan and approved for Goldman Sachs’ use by the management of Anaplan, from the range of implied enterprise values to derive a range of illustrative equity values for Anaplan as of January 31 of each of the years 2023 to 2025. Goldman Sachs then divided the results by the 164.2 million, 170.5 million and 176.6 million projected fully diluted shares of Anaplan common stock, calculated using the treasury stock method, as of January 31 of each of the years 2023 to 2025, respectively, as provided by the management of Anaplan and approved for Goldman Sachs’ use by the management of Anaplan, to derive a range of implied future equity values per share.

The below supplemental disclosure replaces the third and fourth sentences of the final paragraph under the heading “Selected Transactions Analysis” on pages 58-59 of the Proxy Statement:

Goldman Sachs then subtracted from the range of implied enterprise values the net debt for Anaplan of ($284.6) million as of January 31, 2022, as provided by the management of Anaplan and approved for Goldman Sachs’ use by the management of Anaplan, to derive a range of illustrative equity values for Anaplan. Goldman Sachs divided the results by a range of 161.0 million to 161.4 million fully diluted outstanding shares of Anaplan common stock, calculated using the treasury stock method, as provided by the management of Anaplan and approved for Goldman Sachs’ use by the management of Anaplan, to derive a range of implied values per share of Anaplan common stock, rounded to the nearest dollar, of $42 to $62.

The below supplemental disclosure replaces subsection (c) of the “adding” section under the heading “Illustrative Discounted Cash Flow Analysis” on page 64 of the Proxy Statement:

(c)

the cash and cash equivalents of Anaplan as of January 31, 2022, which were approximately $300 million as reported in the press release reporting its financial results for the fiscal year ended January 31, 2022 (which was attached to the Current Report on Form 8-K filed March 2, 2022); and

The below supplemental disclosure replaces subsection (d) of the “adding” section under the heading “Illustrative Discounted Cash Flow Analysis” on page 64 of the Proxy Statement:

(d)

the implied net present value of estimated federal tax savings due to its net operating losses for the fiscal years 2032 and beyond, which were reported by management as approximately $1.2 billion at the end of fiscal year 2022, discounted to present value using the same range of discount rates used in item (a) above, generating a present value of between approximately $25 million to $35 million depending on the circumstances considered; and

The below supplemental disclosure replaces subsection (a) of the “subtracting” section under the heading “Illustrative Discounted Cash Flow Analysis” on page 64 of the Proxy Statement:

(a)	the value of Anaplan’s finance leases, as of January 31, 2022, which were reported by management as being approximately $15 million; and

The below supplemental disclosure replaces the table under the heading “Illustrative Selected Companies Analysis” on page 65 of the Proxy Statement:

Selected Companies	CY2022E Revenue Multiple	Enterprise Value ($M)
Qualtrics	13.5x	19,042
Workiva	11.1x	5,915
Coupa	10.4x	8,588
Five9	10.3x	7,785
Avalara	9.3x	8,001
BlackLine	9.2x	4,825
Smartsheet	9.0x	6,578
Zendesk	8.7x	14,729
DocuSign	8.1x	19,841
RingCentral	6.6x	13,312

The below supplemental disclosure replaces the table under the heading “Illustrative Selected Transactions Analysis” on pages 65-66 of the Proxy Statement:

Announcement Date	Target	Acquiror	LTM Revenue Multiple	NTM Revenue Multiple	FD Enterprise Value ($M)
12/01/20	Slack	Salesforce	37.4x	29.0x	28,753
03/20/18	MuleSoft	Salesforce	21.8x	15.7x	6,451
10/15/18	SendGrid	Twilio	14.3x	11.5x	1,841
07/26/21	Medallia	Thoma Bravo	13.0x	10.8x	6,446
04/26/21	Proofpoint	Thoma Bravo	10.8x	9.4x	11,313
07/28/16	NetSuite	Oracle	11.8x	9.1x	9,388
06/01/16	Demandware	Salesforce	11.2x	8.9x	2,835
03/08/21	Pluralsight	Vista Equity Partners	9.8x	8.4x	3,823
02/04/19	Ultimate Software	Investor Group	10.0x	8.4x	10,892
01/29/18	Callidus Software	SAP	9.8x	8.3x	2,356
12/21/20	RealPage	Thoma Bravo	9.1x	8.2x	10,186
12/17/17	Aconex	Oracle	9.4x	8.1x	1,207
06/12/19	Medidata	Dassault Systèmes	8.8x	7.5x	5,785
03/10/21	Talend	Thoma Bravo	8.5x	7.4x	2,449
11/11/18	Apptio	Vista Equity Partners	8.1x	7.0x	1,823
12/24/18	Mindbody	Vista Equity Partners	7.8x	6.7x	1,888
04/18/16	Cvent	Vista Equity Partners	8.0x	6.5x	1,502
12/04/19	Instructure	Thoma Bravo	7.7x	6.5x	1,887
08/01/16	Fleetmatics	Verizon	7.6x	6.3x	2,371
05/31/16	Marketo	Vista Equity Partners	7.5x	5.9x	1,700
12/01/21	Blue Prism	SS&C	7.2x	5.8x	1,483
11/11/18	athenahealth	Veritas Capital & Elliott	4.3x	3.9x	5,649
05/18/16	inContact	NICE	4.2x	3.6x	973

The below supplemental disclosure precedes the last paragraph on page 70 of the Proxy Statement, which provides a summary of the Financial Projections with related explanatory footnotes:

Anaplan’s management developed certain Preliminary Projections during the period between December 2021 and January 2022. These Preliminary Projections were prepared based on the financial projections Anaplan updates on an annual basis for the upcoming three to five fiscal years, but had been extrapolated by management to project Anaplan’s operations based on certain key metrics for the upcoming ten fiscal years. However, these Preliminary Projections were only intended as preliminary, initial calculations, and were prepared in the course of several weeks. During the period between January 2022 and March 2022, Anaplan’s management had a greater opportunity to analyze Anaplan’s operations and refine the projections to prepare the Financial Projections, which were later presented to the Anaplan Board and upon which Goldman Sachs and Qatalyst Partners relied in connection with preparing their financial advisors. The Preliminary Projections were not used or relied upon by the Anaplan Board in its decision to approve the Merger or make its recommendation to stockholders, nor were they used or relied upon by Goldman Sachs or Qatalyst Partners in connection with preparing their financial analyses, nor were they shared with potential acquirers of Anaplan as part of the strategic review process described below.

The Preliminary Projections included a “base case” set of financial projections based on a set of assumptions and estimates that management believed were most reasonable and likely to occur, as well as alternative sets of financial projections, one based on a more optimistic series of assumptions and estimates related to future results and another based on a more conservative series of assumptions and estimates related to future results. The optimistic series of assumptions and conservative series of assumptions were more speculative cases prepared by Anaplan’s management out of an abundance of caution, but were dependent on macro-economic and other events that Anaplan’s management believed were unlikely to occur. The “base case” set of Preliminary Projections reflected Anaplan management’s best estimate of Anaplan’s expected operations at the time, and the assumptions made in preparing the optimistic and conservative cases in the Preliminary Projections were not incorporated in the Financial Projections. As a result, only the “base case” of the Preliminary Projections is being summarized herein.

The following is a summary of the “base case” of the Preliminary Projections:

($ in millions)

Fiscal Year*	FY 23E	FY 24E	FY 25E	FY 26E	FY 27E	FY 28E	FY 29E	FY 30E	FY 31E	FY 32E
Revenue	$773	$1,019	$1,343	$1,771	$2,335	$3,036	$3,795	$4,553	$5,237	$5,760
% YoY Growth	31%	32%	32%	32%	32%	30%	25%	20%	15%	10%
Non-GAAP Operating Income(1)	($9)	($1)	$107	$229	$411	$607	$825	$1,070	$1,322	$1,555
% Margin	(1%)	(0%)	8%	13%	18%	20%	22%	24%	25%	27%
Unlevered Free Cash Flow (Less Stock Based Compensation and Excluding Cash Tax Savings from NOLs)[2]	($141)	($143)	($68)	$17	$154	$327	$521	$760	$1,008	$1,234
% Margin	(18%)	(14%)	(5%)	1%	7%	11%	14%	17%	19%	21%

*	Anaplan’s fiscal year ends January 31.
(1)

“Non-GAAP Operating Income” is defined as total revenue less cost of goods sold and operating expenses, excluding the impact of stock-based compensation, employer payroll tax expense related to employee stock plans, business combination and other related costs, and amortization of acquired intangibles.

(2)

Unlevered free cash flow (less stock-based compensation and excluding cash tax savings from NOLs) is calculated as non-GAAP operating income (loss), subtracting the impact of taxes excluding the impact of cash tax savings from NOLs and stock-based compensation expense, and adding or subtracting (as applicable) the net impact of depreciation and amortization, amortization of deferred commissions, capitalization of deferred commissions, changes in net working capital, change in deferred revenue, capitalization of research and development costs, and capital expenditures.

In addition, each reference to the “Financial Projections”, in the last paragraph of page 68 of the Proxy Statement and the carry-over paragraph on page 69 of the Proxy Statement, in the first, fourth and fifth full paragraphs of page 69 of the Proxy Statement and in the last paragraph on page 70 of the Proxy Statement and the carry-over paragraph on page 71 of the Proxy Statement, shall be deemed to refer to the Financial Projections and the “base case” of the Preliminary Projections.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, and may file additional relevant materials with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the proxy materials to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the proxy statement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.anaplan.com) or by writing to the Company’s Secretary at 50 Hawthorne Street, San Francisco, California 94105.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the Annual Report on Form 10-K for the fiscal year ended January 31, 2022 filed with the SEC on March 23, 2022, as amended by the Company’s Amendment No. 1 on Form 10-K/A for its fiscal year ended January 31, 2022 filed on May 27, 2022. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on statements of change in ownership on Form 4 on file with the SEC.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger and the potential result of any litigation discussed herein. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Merger may not be consummated as a result of Parent’s failure to comply with its covenants and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; (vi) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and venues), operating results and business generally; (vii) legal proceedings, judgments or settlements, including those that have been and may be instituted against the Company, the Company’s board of directors and executive officers and others, as with respect to the proposed Merger; and (viii) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2022 filed on March 23, 2022. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPLAN, INC.

DATE: May 31, 2022	By:	/s/ Gary Spiegel
	Name:	Gary Spiegel
	Title:	General Counsel and Senior Vice President